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                                                                   EXHIBIT 23.03


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2000 with respect to the consolidated financial statements and schedule of VERITAS Software Corporation included in the Joint Proxy Statement of VERITAS Software Corporation and Seagate Technology, Inc. that is made part of Amendment No. 3 to the Registration Statement (Form S-4 No. 333-41318) and Prospectus of VERITAS Software Corporation for the registration of shares of its common stock.


                                             /s/ERNST & YOUNG LLP


San Jose, California
October 16, 2000